UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007
UTIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50589 (Commission File Number)	75-2340624 (IRS Employer Identification No.)

7 New England Executive Park, Suite 610, Burlington, MA (Address of Principal Executive Offices)	01803 (Zip Code)
Registrant’s telephone number, including area code: (781) 229-2589
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.
          On October 25, 2007, Anthony G. Roth notified UTIX Group, Inc. (the “Company”) of his resignation as the Company’s President and Chief Executive Officer, effective November 5, 2007. Mr. Roth’s resignation terminated the employment agreement between Mr. Roth and the Company, dated September 18, 2003. A copy of the employment agreement is filed as Exhibit 6.4 to the Company’s filing on Form 10-SB filed with the Securities and Exchange Commission on February 12, 2004.
Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)      The response to this item is contained in Item 1.02 Termination of a Material Definitive Agreement above and is incorporated by reference herein in its entirety.
(c)      On October 31, 2007, the Company issued a press release announcing that Robert J. Corliss, currently a member of the Company’s board of directors since 2005 has been appointed the Company’s acting President and Chief Executive Officer effective immediately. In his role as acting Chief Executive Officer of the Company, Mr. Corliss will serve as a consultant of the Company.
          A successful executive and entrepreneur for the past 25 years in the retail industry, Mr. Corliss drove expansive growth in the U.S. and overseas on behalf of The Athlete’s Foot Group after helping to lead a senior management team that purchased the company in 2003. Prior to his tenure at The Athlete’s Foot, Mr. Corliss was the founder, President and CEO of Infinity Sports, Inc., a manufacturer, distributor and licensor of athletic products primarily under the brand Bike Athletic. Mr. Corliss was successful in broadening global distribution and virtually doubling the size of Bike Athletic over a three-year period. His earlier experience as CEO and President was at Herman’s Sporting Goods where he led the company to more than $700 million in sales and positioning Herman’s as the number one sports retailer in the world. His turnaround of the company led to its eventual sale. Mr. Corliss serves on the Board of Directors with The American Running Association, the Sporting Goods Manufacturers Association and The World Federation of the Sporting Goods Industry. Additionally, Mr. Corliss serves as a Director and Executive Committee member of the National Retail Federation and Chairman of the National Retail Federation Foundation.
          The press release issued by the Company on October 31, 2007, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.1.	Press Release, dated October 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTIX Group, Inc.
By:	/s/ Mark L. Pover
Mark L. Pover
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
DATE: October 31, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 31, 2007.